Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that this statement on Schedule 13D, dated October 22, 2013, with respect to the common stock, par value $0.01 per share, of Anchor Bancorp Wisconsin Inc., a Delaware corporation, is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended without the necessity of filing additional joint filing agreements.

Dated: October 22, 2013

CASTLE CREEK CAPITAL PARTNERS V, LP

By:	/s/ J. Mikesell Thomas
Name:	J. Mikesell Thomas
Title:	Managing Principal

CASTLE CREEK CAPITAL V, LLC

By:	/s/ J. Mikesell Thomas
Name:	J. Mikesell Thomas
Title:	Managing Principal

JOHN M. EGGEMEYER

By:	/s/ John M. Eggemeyer
Name:	John M. Eggemeyer

MARK G. MERLO

By:	/s/ Mark G. Merlo
Name:	Mark G. Merlo

JOHN T. PIETRZAK

By:	/s/ John T. Pietrzak
Name:	John T. Pietrzak

J. MIKESELL THOMAS

By:	/s/ J. Mikesell Thomas
Name:	J. Mikesell Thomas